Exhibit 10.3

Execution Version

PORTFOLIO MANAGEMENT AGREEMENT

dated as of December 18, 2025

between

KKR – FSK CLO 3 LLC,

Issuer

and

FS KKR CAPITAL CORP.,

Portfolio Manager

Table of Contents

Page

1.	Definitions	2
2.	General Duties of the Portfolio Manager	3
3.	Brokerage	7
4.	Additional Activities of the Portfolio Manager and its Affiliates	9
5.	Conflicts of Interest	11
6.	Records	12
7.	Obligations of the Portfolio Manager	12
8.	Compensation	13
9.	Benefit of the Agreement	15
10.	Limits of Portfolio Manager Responsibility; Indemnity	16
11.	No Partnership or Joint Venture	20
12.	Term; Termination	20
13.	Delegation; Assignments	21
14.	Termination by the Issuer for Cause	22
15.	Action Upon Termination	23
16.	Representations and Warranties	24
17.	Non-Exclusivity	28
18.	Observation Rights	28
19.	Notices	28
20.	Binding Nature of Agreement; Successors and Assigns	29
21.	Entire Agreement; Amendments	29
22.	Conflicts with the Indenture	29
23.	Subordination; Consent to Assignment	30
24.	Governing Law	30
25.	Indulgences Not Waivers	30
26.	Costs and Expenses	30
27.	Titles Not to Affect Interpretation	30
28.	Execution in Counterparts	30
29.	Provisions Separable	30
30.	Number and Gender	31
31.	Limited Recourse; Non-Petition	31
32.	No Waiver of Non-Waivable Rights	31

-i-

PORTFOLIO MANAGEMENT AGREEMENT

This Portfolio Management Agreement, dated as of December 18, 2025, is entered into by and between KKR – FSK CLO 3 LLC (together with successors and assigns permitted hereunder, the “Issuer”) and FS KKR Capital Corp. (in such capacity, the “Portfolio Manager”).

WITNESSETH:

WHEREAS, the Issuer intends to issue certain notes (the “Notes”) pursuant to an indenture and security agreement, dated as of the date hereof (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”), incur certain Class A-1 Loans (the “Class A-1 Loans” together with the Notes, the “Debt”) pursuant to a credit agreement, dated as of the date hereof (the “Class A-1 Credit Agreement”), among the Issuer, as borrower, U.S. Bank Trust Company, National Association, as loan agent, the Collateral Trustee and the Class A-1 Lenders party thereto;

WHEREAS, the Issuer wishes to enter into this Portfolio Management Agreement, pursuant to which the Portfolio Manager agrees to perform, on behalf of the Issuer, certain duties with respect to the Assets in the manner and on the terms set forth herein and to perform such additional duties as are consistent with the terms of this Agreement, the Collateral Administration Agreement, the Indenture and the Class A-1 Credit Agreement; and

WHEREAS, the Portfolio Manager has the capacity to provide the services required hereby and is prepared to perform such services upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.            Definitions.

Terms used herein and not defined below or elsewhere herein shall have the meanings set forth in the Indenture.

“Advisor” shall mean FS/KKR Advisor, LLC, in its capacity as investment advisor of the Portfolio Manager.

“Agreement” shall mean this Portfolio Management Agreement, as amended from time to time.

“FSK” shall mean FS KKR Capital Corp.

“Governing Instruments” shall mean the memorandum, articles or certificate of incorporation or association and by-laws, if applicable, in the case of a corporation, or the partnership agreement, in the case of a partnership, or the limited liability company or operating agreement, as applicable, in the case of a limited liability company.

“Internal Policies” shall mean the internal policies and procedures of the Portfolio Manager, as the same may be amended from time to time.

“Offering Circular” shall mean the final offering circular dated as of December 17, 2025.

“Other Accounts” shall mean collateralized debt obligation transactions, synthetic collateralized debt obligation transactions, private equity, growth capital, leveraged credit, originated loan, mezzanine debt, long/short equity, long/short credit, special situations, structured credit, real estate debt, natural resources, real estate and infrastructure funds managed, established, sponsored or advised by the Portfolio Manager Affiliates, other accounts, funds, investment vehicles, and similar entities managed, established, sponsored or advised by the Portfolio Manager and other Portfolio Manager Affiliates, and certain proprietary investment vehicles or accounts through which the Portfolio Manager Affiliates make investments for their own accounts, including, for example, through investment and co-investment vehicles established for the Portfolio Manager Affiliate personnel, senior advisors, industry advisors and other affiliates, accounts invested through various proprietary investment vehicles, including, without limitation, accounts through which the Portfolio Manager Affiliates invest primarily for their own investment purposes, accounts subject to specific criteria relating to, among other things, capacity and holding period, and proprietary accounts established primarily for the purpose of developing, evaluating and testing potential investment strategies or products in which the Issuer has no interest.

“Portfolio Manager Affiliates” shall have the meaning specified in the Offering Circular.

“Portfolio Manager Information” shall mean the information relating to the Portfolio Manager contained in the Offering Circular under the headings “Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Portfolio Manager and its Affiliates and clients” and “The Portfolio Manager” and the subheadings thereunder.

“Transaction” shall mean any action taken by the Portfolio Manager on behalf of the Issuer with respect to the Assets, including, without limitation, (i) selecting the Collateral Obligations and Eligible Investments to be acquired or disposed of by the Issuer, (ii) investing in and reinvesting proceeds from the sale of Assets (including, without limitation, after the Reinvestment Period), (iii) amending, waiving and/or taking any other action commensurate with managing the Assets and (iv) instructing the Collateral Trustee with respect to any acquisition, disposition or tender of a Collateral Obligation, or otherwise by the Issuer.

2.            General Duties of the Portfolio Manager.

The Issuer hereby makes, constitutes, and appoints the Portfolio Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Portfolio Manager reasonably deems appropriate or necessary in connection with its duties under this Agreement. Such Appointment and the power and authority vested under this Agreement shall be limited by and subject to the Indenture. The foregoing power shall survive and not be affected by the subsequent dissolution, bankruptcy or termination of the Issuer; provided, however, that the foregoing power of attorney will expire, and the Portfolio Manager will cease to have any power to act as the Issuer’s attorney-in-fact, upon termination of this Agreement (upon the effectiveness of any resignation or removal of the Portfolio Manager or otherwise) in accordance with the terms hereof. The issuer shall execute and deliver to the Portfolio Manager or cause to be executed and delivered to the Portfolio Manager all such other powers of attorney, proxies and other orders, and all such instruments, without recourse to the Issuer, as the Portfolio Manager may reasonably request for the purpose of enabling the Portfolio Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.

(a)            The Portfolio Manager agrees to invest in and reinvest proceeds from the sale of Assets (including the acquisition and disposition of any Hedge Agreement that may later be entered into as permitted by and in accordance with the Indenture), and shall perform on behalf of the Issuer those investment-related duties and functions assigned to the Issuer in the Indenture, the furnishing of Issuer Orders, Issuer Requests and Officer’s certificates, and such certifications as are required under the Indenture with regard to Defaulted Obligations, Credit Risk Obligations, Debt issued, refinanced or re-priced after the Closing Date and other securities required to be sold under the Indenture and with respect to satisfaction of the Investment Criteria. The Portfolio Manager shall have full power and authority in the name and on behalf of the Issuer to execute and deliver all necessary or appropriate documents and instruments with respect thereto, including, without limitation, all trade confirmations, participations, assignments and similar instruments and any Hedge Agreements that may be entered into by the Issuer as permitted by and in accordance with the Indenture. The Portfolio Manager shall, subject to the terms and conditions of the Indenture expressly made applicable to the Portfolio Manager affecting the duties and functions that have been delegated to it hereunder and, except as otherwise specified in the Indenture or in this Agreement, perform its obligations hereunder and under the Indenture with reasonable care and in good faith, using a degree of skill and attention no less than that which the Portfolio Manager exercises with respect to comparable assets that it manages for itself and for others in accordance with its existing practices and procedures as in effect from time to time relating to assets of the nature and character of the Assets; provided that, in no event will the Portfolio Manager be (i) liable for any loss or damages resulting from any failure to satisfy the Portfolio Manager Standard except to the extent any act or omission of the Portfolio Manager hereunder is finally adjudicated in a non-appealable judgment by a court of competent jurisdiction to constitute a Portfolio Manager Breach, (ii) liable or responsible for the performance of the Assets, (iii) obligated to perform any duties other than as expressly set forth in the Transaction Documents to which the Portfolio Manager is a party or (iv) obligated to pursue any particular investment strategy or opportunity with respect to any asset; provided further, that nothing herein will constitute a waiver of any rights which the Issuer may have under applicable United States federal securities laws. To the extent not inconsistent with the foregoing, the Portfolio Manager shall follow its customary standards, policies and procedures in performing its duties hereunder and under the Indenture. The Portfolio Manager shall not be bound to follow any amendment or supplement to the Indenture unless it has received written notice of such amendment or supplement and a copy thereof from the Issuer or the Collateral Trustee. The Issuer agrees that it shall not permit to become effective any amendment, supplement or modification to the Indenture, and the Portfolio Manager shall not be bound thereby, unless the Portfolio Manager has given its prior written consent thereto.

(b)            The Portfolio Manager shall select all Assets to be acquired or sold by the Issuer pursuant to the Indenture in accordance with the criteria set forth therein, and in so doing shall take into consideration, among other things, the payment obligations of the Issuer under the Indenture; provided, however, that the Portfolio Manager does not hereby guarantee the timely performance of such payment obligations and shall not be liable for any failure of the Issuer to satisfy its payment obligations so long as the Portfolio Manager has acted in accordance with the Portfolio Manager Standard.

(c)            The Portfolio Manager shall monitor the Assets and, subject to Section 6, prepare for the Issuer all reports, schedules and other data which the Issuer is required to prepare and deliver under the Indenture and the Collateral Administration Agreement (other than any reports, schedules and other data that the Collateral Administrator has agreed to prepare pursuant to the Collateral Administration Agreement), substantially in the form and containing all information required thereby and in sufficient time for the Issuer to review such required reports, schedules and data and to deliver them to the parties entitled thereto under the Indenture; in providing the foregoing service, the Portfolio Manager shall monitor any Hedge Agreements that may later be entered into pursuant to the Indenture and direct the Collateral Trustee on behalf of the Issuer in respect of all actions to be taken with respect thereto by the Issuer (including but not limited to causing adjustments to the notional balances thereof); the Portfolio Manager shall be responsible for obtaining to the extent reasonably available any information concerning whether a Collateral Obligation has become a Defaulted Obligation and for providing to the Rating Agency, in the event that the Rating Agency is requested by the Issuer to provide an estimate with respect to its rating of an Asset, any information reasonably available and necessary for any the Rating Agency to provide such estimate;

(d)            The Portfolio Manager, subject to and in accordance with the provisions of the Indenture, shall direct the Collateral Trustee (i) to dispose of any or all of the Collateral Obligations, Restructured Loans, Workout Loans, Eligible Investments or Equity Securities, or other securities received in respect thereof in the open market or otherwise, or (ii) to acquire, as security for the Debt in substitution for or in addition to any one or more Collateral Obligations, Restructured Loans, Workout Loans, Eligible Investments or Equity Securities included in the Assets, one or more substitute Collateral Obligations, Restructured Loans, Workout Loans, Eligible Investments or Equity Securities, and may, as agent and attorney-in-fact of the Issuer, take or require the Collateral Trustee to take the following actions with respect to any Collateral Obligation, Restructured Loan, Workout Loan, Eligible Investment or Equity Security:

(i)            retain such Collateral Obligation, Restructured Loan, Workout Loan, Eligible Investment or Equity Security;

(ii)          dispose of such Collateral Obligation, Restructured Loan, Workout Loan, Eligible Investment or Equity Security in the open market or otherwise;

(iii)         if applicable, tender such Collateral Obligation, Restructured Loan, Workout Loan, Eligible Investment or Equity Security pursuant to an Offer;

(iv)         if applicable, consent to or reject any proposed amendment, modification or waiver pursuant to an Offer;

(v)          retain or dispose of any securities or other property received pursuant to an Offer;

(vi)         waive any default with respect to any Collateral Obligation;

(vii)        vote to accelerate the maturity of any Collateral Obligation;

(viii)       select the independent pricing services or dealers, as applicable, for the purpose of determining the Market Values of Collateral Obligations, or if permitted pursuant to the definition thereof, determining such Market Values;

(ix)          to the extent permitted by the Indenture, making determinations with respect to the Issuer’s exercise of any rights (including but not limited to voting rights, rights to grant waivers and consents and rights arising in connection with the bankruptcy or insolvency of an issuer or obligor, or the consensual or non-judicial restructuring of the debt or equity of any such issuer or obligor) or remedies in connection with the Collateral Obligations, Eligible Investments, Equity Securities, Restructured Loans, Workout Loans or Workout Securities and participating in the committees (official or otherwise) or other groups formed by creditors of any such issuer or obligor;

(x)           direct the Collateral Trustee to enter into Exchange Transactions with respect to any of the Assets; and

(xi)          exercise any other rights or remedies with respect to any Collateral Obligation, Restructured Loan, Workout Loan, Eligible Investment or Equity Security as provided in the related Underlying Instruments or take any other action consistent with the terms of the Indenture;

(e)            Upon disposition of any Collateral Obligation, Restructured Loan, Workout Loan, Eligible Investment or Equity Security (or any security or property received in exchange therefor), and upon receipt of Scheduled Distributions, the Portfolio Manager shall direct the Collateral Trustee to apply the proceeds of such disposition or such Scheduled Distributions (i) in accordance with the Indenture, to the purchase of substitute Collateral Obligations, Restructured Loans, Workout Loans, Eligible Investments or Equity Securities, or (ii) as otherwise required or permitted by the Indenture;

(f)            The Portfolio Manager will manage the Assets with the objective that there be sufficient funds available on each Payment Date in accordance with the Priority of Payments (i) to pay interest on the Debt in a timely manner and (ii) to repay principal of the Debt in full no later than the Stated Maturity of the Debt;

(g)            The Portfolio Manager shall cause any purchase or sale of any Collateral Obligation to be conducted on an arm’s-length basis;

(h)            The Portfolio Manager shall provide to the Independent accountants appointed pursuant to Article X of the Indenture all reports, data and other information (including, without limitation, any letters of representation) that such accountants may reasonably require in connection with such appointment;

(i)            The Portfolio Manager and the Issuer shall each take such other action, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement;

(j)            The Portfolio Manager shall notify the Issuer and the Rating Agency of any material change in the organizational structure of the Portfolio Manager within a reasonable time after any such change;

(k)            In providing services hereunder, the Portfolio Manager may, without the consent of any party, delegate to third parties (including, without limitation, Affiliates) the duties assigned to the Portfolio Manager under this Agreement, and employ Affiliates and third parties to render advice (including investment advice), to provide services to arrange for trade execution, to otherwise provide assistance to the Issuer and to perform any of the Portfolio Manager’s duties hereunder or under any other Transaction Document; provided, however, that the Portfolio Manager shall not be relieved of its duties hereunder regardless of the performance of any such services by third parties (including, without limitation, Affiliates);

(l)            [Reserved];

(m)          So long as the Issuer seeks to rely on the exclusion from the Investment Company Act provided by Rule 3a-7 under such Act, it is the intention of the parties hereto that the activities of the parties undertaken pursuant to this Agreement will not cause the Issuer to be engaged in (A) activities other than purchasing, holding and selling “eligible assets” as defined in Rule 3a-7 and (B) activities related to or incidental to investment in such eligible assets and to otherwise comply with the requirements set forth in Rule 3a-7 (including, but not limited to, the Portfolio Acquisition and Disposition Requirements (as defined in the Indenture)); and

(n)           From and after the occurrence and continuance of an Event of Default, the Portfolio Manager shall continue to perform and be bound by (so long as it remains the Portfolio Manager under this Agreement) the provisions of this Agreement, the Indenture and the Collateral Administration Agreement that are expressly applicable to it.

3.            Brokerage.

(a)          The Portfolio Manager, subject to and in accordance with the Indenture, hereby agrees that it shall cause any Transaction related to the Assets to be conducted on terms and conditions negotiated on an arm’s-length basis or on terms that would be obtained in an arm’s-length transaction in compliance with Section 5, if applicable, and in accordance with applicable law.

(b)          The Portfolio Manager may, but is not obligated to, aggregate orders placed simultaneously in order to seek best execution and reduce transaction costs to the extent permitted by applicable law. Subject to the preceding sentence, the Portfolio Manager may, in the allocation of business, select brokers and/or dealers with whom to effect trades on behalf of the Issuer and may open cash trading accounts with such brokers and dealers. In addition, the Portfolio Manager may, in the allocation of business, consider all factors it deems relevant in its sole discretion, including, solely by way of example and without limitation, the full range of a broker-dealer’s services in assessing best execution, such as: (i) competitiveness of commission rates and spreads, (ii) promptness of execution, (iii) past history in executing orders, (iv) clearance and settlement capabilities, (v) access to markets, investments (including access to new issues) and distribution network, (vi) trade error rate and ability or willingness to correct errors, (vii) anonymity/confidentiality, (viii) market impact, (ix) liquidity, (x) speed of execution, (xi) expertise with complex investments, (xii) trading style and strategy, (xiii) geographic location and (xiv) research capabilities and quality and other services provided by such broker or dealer to the Portfolio Manager which are expected to enhance its general portfolio management capabilities (collectively, “Research”), notwithstanding that the Issuer may not be the exclusive beneficiary of such Research. Transactions may be executed as part of concurrent authorizations to purchase or sell the same investment for Other Accounts served by the Portfolio Manager or its Affiliates (including the Issuer). When portfolio decisions are made on an aggregated basis, the Portfolio Manager may, in its discretion, place a large order to purchase or sell a particular asset or investment for the Issuer and the accounts of several other clients. The Issuer understands that because of prevailing trading activity, it may not be possible to receive the same price or execution on the entire volume of assets or investments purchased or sold at any particular time. When this occurs, the various prices may be averaged and the Issuer will be charged or credited with the average price. The effect of the aggregation may operate on some occasions to the Issuer’s disadvantage.

(c)            The Issuer acknowledges and agrees that (i) the determination by the Portfolio Manager of any benefit to the Issuer will be subjective and will represent the Portfolio Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sales prices, lower brokerage commissions, lower transaction costs and expenses and beneficial timing of transactions or any combination of any of these and/or other factors and (ii) the Portfolio Manager shall be fully protected with respect to any such determination to the extent the Portfolio Manager acts in accordance with Section 2(a) above.

(d)            Unless otherwise prohibited by applicable law, the Indenture or this Agreement, the Portfolio Manager may, on behalf of the Issuer, for liquidity, trade allocation or other reasons, purchase obligations or securities from, sell obligations or securities to or enter into any arrangement or agreement with Other Accounts (“Cross Transactions”). The terms of any such Cross Transactions shall comply with Section 5(a).

(e)            The Issuer acknowledges and agrees that the Portfolio Manager and any of its Affiliates may acquire or sell obligations or securities, for their own account or for the accounts of their clients, without either requiring or precluding the acquisition or sale of such obligations or securities for the account of the Issuer. Such investments may be the same or different from those made on behalf of the Issuer. In the event that, in light of market conditions and investment objectives, the Portfolio Manager determines that it would be advisable to acquire the same Collateral Obligation both for the Issuer and either the proprietary account of the Portfolio Manager or any Affiliate of the Portfolio Manager or another client of the Portfolio Manager, the Portfolio Manager will allocate the executions among the accounts in a fair and equitable manner, over time, and in accordance with the Internal Policies and procedures of the Portfolio Manager.

4.            Additional Activities of the Portfolio Manager and its Affiliates.

Nothing herein shall prevent the Portfolio Manager or any of its Affiliates from engaging in other businesses, or from rendering services of any kind to the Issuer, the Collateral Trustee, the Placement Agent, Structuring Agents, any Holder or beneficial owner of Debt or their respective Affiliates or any other Person or entity regardless of whether such business is in competition with the Issuer or otherwise; provided, however, that such services are not provided pursuant to its role as Portfolio Manager hereunder; provided further, that with respect to such businesses or services in addition to those provided hereunder, the Portfolio Manager shall not act as an agent for the Issuer and shall deal with the Issuer on an arm’s-length basis. Without prejudice to the generality of the foregoing, partners, directors, officers, shareholders, members, managers, employees and agents of the Portfolio Manager or its Affiliates may, among other things, and subject to any limits specified in the Indenture:

(a)            serve as managers or directors (whether supervisory or managing), sponsors, advisers, officers, shareholders, members, employees, partners, agents, nominees or signatories for the Issuer or any Affiliate thereof, or for any obligor or issuer in respect of any of the Assets or any Affiliate thereof, to the extent permitted by their respective organizational documents, as from time to time amended, or by any resolutions duly adopted by the Issuer, its Affiliates or any obligor or issuer in respect of any of the Assets (or any Affiliate thereof) pursuant to their respective organizational documents;

(b)            receive fees or other compensation of any kind for services of any nature rendered to the issuer of any obligations included in the Assets;

(c)            be retained to provide services unrelated to this Agreement or to the Issuer or its Affiliates and be paid therefor, on an arm’s-length basis;

(d)            be a secured or unsecured creditor of, or hold a debt obligation of or equity interest in, the Issuer or any Affiliate thereof or any obligor or issuer of any Assets or any Affiliate thereof;

(e)            sell any Assets or Debt to, or purchase or acquire any Assets or Debt from, the Issuer while acting in the capacity of principal or agent, in compliance with the provisions of the Indenture, this Agreement and applicable law;

(f)            underwrite, arrange, structure, originate, syndicate, act as a distributor of or make a market in any Collateral Obligations or in the Debt;

(g)            serve as a member of any “creditors’ board,” “creditors’ committee,” “informal workout group” or similar creditor group with respect to any Assets; or

(h)            act as collateral manager, portfolio manager, sub-manager, investment manager and/or investment adviser or sub-adviser for their own account, a client account or for the account of any pooled investment vehicle including, without limitation, in collateralized bond obligation vehicles, collateralized loan obligation vehicles and other similar warehousing, financing or other investment vehicles.

It is understood that the Portfolio Manager and its Affiliates may engage in any other business, form additional investment funds and furnish investment management and advisory services to others, including Persons which may (i) have investment policies similar to or different from those followed by the Portfolio Manager with respect to the Assets, (ii) be in competition or affiliated with the issuers of the Collateral Obligations or the Issuer and (iii) own securities or obligations of the same class, or which are the same type, as the Collateral Obligations or the Eligible Investments or other securities of the issuers of the Collateral Obligations. The Portfolio Manager will be free, in its sole discretion, provided that it acts in a manner that is consistent with applicable law and its Internal Policies, and without particular regard to the Issuer’s interests, to make recommendations to others, or effect transactions on behalf of itself or for others, which may be the same as or different from those effected with respect to the Assets.

Nothing contained in this Agreement or the Indenture shall prevent the Portfolio Manager or any of its Affiliates from acting either as principal or agent on behalf of others, from buying or selling (or refraining from buying or selling or entering into derivative transactions, buying protection under a credit default swap or engaging in other “opposite way trading” activities), or from recommending to or directing any of the Other Accounts to buy or sell (or to refrain from buying or selling or entering into derivative transactions, buying protection under a credit default swap or engaging in other “opposite way trading” activities), at any time, securities or obligations of the same kind or class, or securities or obligations of a different kind or class of the same obligor or issuer, as those directed by the Portfolio Manager to be purchased or sold on behalf of the Issuer. In addition, certain Portfolio Manager Affiliates may invest in one or more Other Accounts. The Portfolio Manager Affiliates and Other Accounts may purchase one or more Classes of Debt or, in lieu of or in addition to such purchases, enter into synthetic transactions referring to such Class or Classes of Debt. It is expected that, if any of such investments are made, their size and nature may change over time.

The Issuer acknowledges and agrees that the nature of the Portfolio Manager Affiliates’ businesses, including, without limitation, participation by their personnel in creditors’ committees, steering committees, or boards of directors of issuers of portfolio investments, may result in the Portfolio Manager receiving material non-public information from time to time with respect to publicly held companies or otherwise becoming an “insider” with respect to such companies. With limited exceptions, the Portfolio Manager Affiliates do not establish information barriers among internal investment teams. Trading by Portfolio Manager Affiliates on the basis of such information, or improperly disclosing such information, may be restricted pursuant to applicable law and/or internal policies and procedures adopted by Portfolio Manager Affiliates to promote compliance with applicable law. Accordingly, the possession of “inside information” or “insider” status with respect to such an issuer or obligor by Portfolio Manager Affiliates or their personnel may, including where an appropriate information barrier does not exist between the relevant investment professionals or has been “crossed” by such professionals, significantly restrict the Portfolio Manager Affiliates’ ability to deal in the securities of that issuer on behalf of the Issuer, which may adversely impact the Issuer, including by preventing the execution of an otherwise advisable purchase or sale transaction in a particular security until such information ceases to be regarded as material non-public information, which could have an adverse effect on the overall performance of such investment. In addition, Portfolio Manager Affiliates in possession of such information may be prevented from disclosing such information to the Portfolio Manager, even where the disclosure of such information would be in the interest of the Issuer. The Portfolio Manager may also be subject to contractual “stand-still” obligations and/or confidentiality obligations that may restrict its ability to trade in certain securities on behalf of the Issuer.

Unless the Portfolio Manager determines in its reasonable business judgment that such purchase or sale is appropriate pursuant to the provisions of Section 5 hereof, the Portfolio Manager will not direct the purchase or sale hereunder of securities or obligations of (i) Persons of which the Portfolio Manager, its Affiliates or any of its or its Affiliates’ officers, directors, partners, members, managers or employees are directors or officers, (ii) Persons for which the Portfolio Manager or any of its Affiliates act as principal, financial adviser or underwriter or (iii) Persons about which the Portfolio Manager or any of its Affiliates have information which the Portfolio Manager deems confidential or non-public or otherwise might prohibit it from trading such securities or obligations in accordance with applicable law. In performing its obligations hereunder with respect to the Issuer, the Portfolio Manager shall not be obligated to take advantage of any particular investment opportunity of which it becomes aware.

In certain circumstances, including but not limited to those involving an Optional Redemption, the Portfolio Manager may engage an independent agent to dispose of assets held by the Issuer in which the Portfolio Manager Affiliates may be deemed to have material non-public information on behalf of the Issuer. Such independent agent may dispose of the relevant assets for a price that may be lower than the Portfolio Manager’s valuation of such assets which may take into account the material non-public information known to the Portfolio Manager Affiliates in respect of the Issuer.

The Issuer acknowledges and agrees that the Portfolio Manager and its Affiliates may make and/or hold investments (including, without limitation, any short positions) in an obligor’s or issuer’s obligations or securities that may be pari passu, senior or junior in ranking to an investment in such obligor’s or issuer’s obligations or securities made and/or held by the Issuer, or otherwise have interests different from or adverse to those of the Issuer.

5.             Conflicts of Interest.

(a)            The Portfolio Manager shall not cause the Issuer to enter into a transaction with the Portfolio Manager or any of its Affiliates as principal, or where any account or portfolio from which a purchase or to which a sale is being effected is managed or advised by the Portfolio Manager or any of its Affiliates unless such transaction (i) is in compliance with the written policies and procedures of the Portfolio Manager then in effect regarding cross trades and principal transactions, (ii) is either not subject to or is exempt from the prohibited transaction rules of Title I of ERISA and Section 4975 of the Code, (iii) is in compliance with the requirements of the Investment Advisers Act and is not prohibited by the Investment Company Act and (iv) is conducted on terms and conditions not less favorable to the Issuer than the terms it would obtain in a comparable arm’s length transaction with a non-Affiliated party.

(b)            In the event that the Portfolio Manager is subject to a conflict of interest as between the Portfolio Manager and any of the Portfolio Manager Affiliates or Other Accounts with respect to evaluating the suitability of investment opportunities and making or recommending acquisitions on the Issuer’s behalf, the Portfolio Manager will endeavor, so far as it is able, to ensure that such conflict is resolved in a manner consistent with applicable law and the Internal Policies. These resolutions may include, by way of example without limitation, refraining from investing in or disposing of the investment giving rise to the conflict of interest, taking or refraining from taking certain action with respect to an investment or appointing an independent fiduciary to act on behalf of the Portfolio Manager. There can be no assurance that the Portfolio Manager will resolve all conflicts of interest in a manner that is favorable to the Issuer and any such conflicts of interest could have a material adverse effect on the Issuer.

(c)            Without limiting anything contained in Sections 4 or 5 hereof, the Portfolio Manager may (but will not in any event be required to) retain unaffiliated third parties and/or appoint one or more independent fiduciaries (including without limitation, in each case, investment banks and independent legal counsel) to help resolve conflicts of interest between the Issuer, on the one hand, and the Portfolio Manager and/or any Portfolio Manager Affiliate, on the other hand.  In addition, the Portfolio Manager may (but will not in any event be required to) conclusively rely on the willingness of an independent third party to make investment decisions on the same (or less favorable) terms as the Issuer to demonstrate the fairness of the transaction to the Issuer for purposes of this Agreement. For the avoidance of doubt, the Portfolio Manager shall not be required to appoint any such unaffiliated third party or independent fiduciary so long as any such conflict of interest is resolved in accordance with this Agreement, the Issuer LLCA and applicable law (including the Advisers Act).

(d)            The Issuer hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Portfolio Manager and any of the Portfolio Manager Affiliates or Other Accounts as described in Sections 4 and 5 hereof and in the Offering Circular and agrees that the Portfolio Manager may resolve any potential or actual conflicts of interest in the manner described herein in or otherwise in accordance with its Internal Policies.

6.             Records.

The Portfolio Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by a representative of the Issuer, the Collateral Trustee, the Holders and the Independent accountants appointed by the Portfolio Manager on behalf of the Issuer pursuant to Article X of the Indenture at any time during normal business hours and upon not less than three Business Days’ prior notice. Notwithstanding anything to the contrary contained herein or in any Transaction Document, the Portfolio Manager shall not be required to furnish any information to the extent prohibited by applicable confidentiality restrictions (whether legal, contractual or otherwise).

7.             Obligations of the Portfolio Manager.

Unless otherwise required by any provision of the Indenture, this Agreement or by applicable law, the Portfolio Manager shall use reasonable efforts to ensure that no action is taken by it, and shall not intentionally or knowingly take any action which it knows or should know would:

(a)            materially adversely affect the Issuer for purposes of United States federal or state law or any other law known to the Portfolio Manager to be applicable to the Issuer;

(b)            not be permitted under the Issuer LLCA;

(c)            violate in any material respect any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, any United States federal, state or other applicable securities law the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer;

(d)            require registration of the Issuer or the pool of Assets as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(e)            cause the Issuer to violate in any material respect the terms of the Indenture; or

(f)            adversely affect the interests of the Holders in any material respect (other than as permitted hereunder or under the Indenture), it being understood that, in connection with the foregoing, the Portfolio Manager will not be required to make any independent investigation of any facts or laws not otherwise actually known to it in connection with its obligations under this Agreement or the Indenture, or the conduct of its business generally.

If the Portfolio Manager is ordered to take any action specified in Sections 7(a) through (f) above by the Issuer, notwithstanding any such request, the Portfolio Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Portfolio Manager from any liability it may incur as a result of such action.

Notwithstanding the foregoing, none of the Portfolio Manager, its affiliates or their respective senior advisors, industry advisors, principals, members, managers, managing directors, directors, officers, stockholders, partners, employees and agents shall be liable to the Issuer, the Collateral Trustee, the Holders or any Person, except as provided in Section 10 of this Agreement.

8.             Compensation.

(a)            (i) In consideration of the performance of the obligations of the Portfolio Manager hereunder and under the Indenture, the Portfolio Manager shall be entitled to receive in arrears on each Payment Date (pro-rated for the related Interest Accrual Period), at the times set forth in the Indenture and subject to the Priority of Payments, (A) a “Base Management Fee” equal to 0.20% per annum of the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date, plus (B) a “Subordinated Management Fee” (the Subordinated Management Fee, together with the Base Management Fee, collectively, the “Management Fees”) equal to 0.00% per annum on the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date. Each of the Base Management Fee and the Subordinated Management Fee will be payable in accordance with the Priority of Payments on each Payment Date, except in each case to the extent that the Portfolio Manager elects, in its sole discretion, to defer or waive such fees in the manner described below. If there are insufficient funds to pay the Base Management Fee or the Subordinated Management Fee in full on any Payment Date (unless such Management Fees are otherwise waived as described below), the amount due and unpaid will be deferred and will bear interest at the Reference Rate (calculated in the same manner as the Reference Rate in respect of the Floating Rate Debt) plus 0.30% per annum and will be payable on such later Payment Date on which funds are available in accordance with the Priority of Payments. The Management Fees will be calculated on the basis of a 360 day year and the actual number of days elapsed in the applicable period.

(ii)            The Portfolio Manager may in its sole discretion elect to defer payment of all or a portion of the Base Management Fees or the Subordinated Management Fees (other than any Waived Management Fees) on any Payment Date by providing written notice to the Collateral Trustee and the Issuer of such election, which notice shall specify the amount to be deferred, on or before the Determination Date preceding such Payment Date (such amounts, together with any amounts so deferred, or deferred as a result of insufficient funds, on prior Payment Dates that remain unpaid, the “Deferred Base Management Fee” or the “Deferred Subordinated Management Fee,” as applicable, and, collectively, the “Deferred Management Fees”). For the avoidance of doubt, the payment of the Deferred Base Management Fee is subject to the Priority of Payments, including, without limitation, with reference to the fact that on any Payment Date, payments of the Deferred Base Management Fee that the Portfolio Manager may be repaid on such Payment Date shall be equal to the lesser of (x) the amount designated by the Portfolio Manager for payment on such Payment Date and (y) (1) with respect to any Deferred Base Management Fee that had been voluntarily deferred by the Portfolio Manager, the amount available for distribution in excess of the current interest payments on the Debt (excluding any Deferred Base Management Fee elected by the Portfolio Manager to be paid on such Payment Date) and (2) with respect to any Deferred Base Management Fee that had been deferred because of insufficient funds being available, the amount available for distribution in excess of the current interest payments on the Class A-1 Debt or, if no Class A-1 Debt is Outstanding, the Controlling Class (excluding any Deferred Base Management Fee elected by the Portfolio Manager to be paid on such Payment Date) (the limits described in clauses (1) and (2) above together referred to as the “Deferred Base Management Fee Cap”). The Portfolio Manager may elect to receive payment of all or any portion of the Deferred Base Management Fee or the Deferred Subordinated Management Fee on any Payment Date to the extent of funds available in accordance with the Priority of Payments on such Payment Date by providing notice to the Collateral Trustee of such election and the amount of such fees to be paid on or before the related Determination Date preceding such Payment Date. No prior election to defer the payment of all or a portion of the Base Management Fees or the Subordinated Management Fees on a Payment Date will imply a similar election on a subsequent Payment Date.

(iii)            Without limitation of the foregoing, the Portfolio Manager may, in its sole discretion, by written notice to the Collateral Trustee not later than the related Determination Date, elect to irrevocably waive payment of or distribution in respect of all or any portion of the Base Management Fee and/or the Subordinated Management Fee (including any Deferred Management Fees and any accrued and unpaid interest thereon, if applicable) otherwise payable or distributable and available to be paid or distributed to it on any Payment Date in accordance with the Priority of Payments (the “Waived Management Fee”). Any such Waived Management Fee will not thereafter become due and payable and any claim of the Portfolio Manager therein will be extinguished.

(iv)            Upon the effectiveness of the termination, resignation or removal of the Portfolio Manager and the appointment of a successor portfolio manager as provided for in Section 12(e) hereof, any prior waiver, deferral or reduction of any portion of the Base Management Fee and/or the Subordinated Management Fee will be automatically revoked.

(v)            [Reserved].

(b)            The Portfolio Manager shall be responsible for ordinary expenses incurred in the performance of its obligations under this Agreement; provided, however, that (i) the expenses of employing outside lawyers or consultants in connection with any Collateral Obligation and (ii) the expenses of employing outside lawyers to provide advice with respect to U.S. law in connection with the performance of the Portfolio Manager’s obligations hereunder shall be reimbursed by the Issuer to the extent funds are available therefor in accordance with and subject to the limitations contained in the Indenture.

(c)            Subject to Section 8(d), if this Agreement is terminated, any Management Fee (other than any Waived Management Fee) shall be pro-rated for any partial periods between Payment Dates during which this Agreement was in effect and shall be due and payable on the first Payment Date following the date of such termination subject to the Priority of Payments.

(d)            Notwithstanding the foregoing but subject to the proviso in this clause (d), if the Portfolio Manager is removed or resigns, any accrued and unpaid Management Fees or Deferred Management Fees (unless otherwise waived in accordance with this Agreement and the Indenture) will immediately become due and be payable in accordance with the Priority of Payments on the next Payment Date to the outgoing Portfolio Manager; provided that, notwithstanding any other provision contained herein, in the event that the Portfolio Manager’s services hereunder terminate, other than an involuntary termination not for Cause, then the terminating Portfolio Manager shall not be entitled to any Management Fees on any Payment Date following the date of such termination.

(e)            On the Closing Date, the Portfolio Manager will be reimbursed by the Issuer for certain expenses (including legal fees and expenses) incurred by the Portfolio Manager Affiliates in connection with their participation in the transactions contemplated by the Transaction Documents.

(f)            Notwithstanding the foregoing or anything to the contrary contained herein or in any other Transaction Document, FSK hereby agrees that it will irrevocably waive the Base Management Fee and the Subordinated Management Fee on each Payment Date so long as FSK acts as Portfolio Manager hereunder; provided that, for the avoidance of doubt, any successor portfolio manager shall be entitled to all or any portion of the Management Fees that would otherwise be due and payable to the Portfolio Manager on each Payment Date pursuant to the terms hereof and in accordance with the Priority of Payments in the Indenture.

9.             Benefit of the Agreement.

The Portfolio Manager agrees that its obligations hereunder shall be enforceable at the instance of (i) the Administrator, on behalf of the Issuer or (ii) the Collateral Trustee, on behalf of the Holders and the other Secured Parties.

10.           Limits of Portfolio Manager Responsibility; Indemnity.

(a)            Notwithstanding any other provision of this Agreement, none of the Portfolio Manager, its Advisor, their affiliates and their respective senior advisors, industry advisors, principals, members, managers, managing directors, directors, officers, stockholders, partners, employees and agents (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) assumes any responsibility hereunder other than the Portfolio Manager agrees to render the services required to be performed by it hereunder and under the terms of the Indenture expressly applicable to it in good faith and subject to the standard of conduct described in this paragraph. None of the Indemnified Parties shall be responsible for (A) any action or inaction of the Issuer or the Collateral Trustee in declining to follow any advice, recommendation or direction of the Portfolio Manager or (B) any action or inaction of the Portfolio Manager at the express direction of the Issuer, the Collateral Trustee or any other Person entitled under the Indenture to give directions to the Portfolio Manager. The judgment of the Portfolio Manager will not be called into question as a result of subsequent information or events. Without limiting the foregoing, the Indemnified Parties shall not be liable to the Issuer, the Collateral Trustee, the Holders, any hedge agreement counterparties (under any hedge agreement that may be entered into as permitted by and in accordance with the Indenture), the Placement Agent, the Structuring Agents, any of their respective affiliates or any other Person for any act, omission, error of judgment, mistake of law, or for any claim, loss, liability, damage, judgments, assessments, settlement, cost, or other expense (including attorneys’ fees and expenses and court costs) arising out of any investment, or for any other act or omission in the performance of the Portfolio Manager’s obligations under or in connection with this Agreement or any other Transaction Document, incurred as a result of actions taken or recommended or for any omissions of the Portfolio Manager, or for any decrease in the value of the Assets, except for liability to which the Portfolio Manager would be subject by reason of (i) acts or omissions that have been determined in a final, non-appealable judgment by a court of competent jurisdiction to constitute bad faith, willful misconduct or gross negligence in the performance of its obligations under this Agreement and under the terms of the Indenture expressly applicable to the Portfolio Manager or (ii) the Portfolio Manager Information contained in the Offering Circular, as of the date thereof, containing any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (the foregoing clauses (i) and (ii) constituting “Portfolio Manager Breaches”). The Portfolio Manager shall not be liable for any consequential, punitive, special, exemplary or treble damages or lost profits whatsoever regardless of whether such losses or damages are foreseeable and regardless of the form of action. Subject to the limited recourse and non-petition provisions in this Agreement, the Issuer (the “Indemnifying Party”) shall indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including costs of investigation, attorneys’ fees and disbursements and accountants’ fees and expenses), judgments, fines, settlements and other amounts, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Liabilities”), and will promptly reimburse each such Person for all reasonable fees and expenses (including fees and expenses of counsel) as such fees and expenses are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation, cause by, or arising out of or in connection with (a) the assets or business of the Issuer (b) the issuance of the Debt, (c) the transactions described in the Offering Circular, the Indenture or this Agreement, (d) any action or failure to act by any Indemnified Party or (e) in respect of any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any omission or alleged omission to state a material fact necessary to make the statements in the Offering Circular, in light of the circumstances under which they were made, not misleading; provided that with respect to the foregoing indemnity, the Issuer shall not be liable for any Liabilities that arise out of or are based upon any Portfolio Manager Breach. The obligations of the Issuer to indemnify the Indemnified Parties shall be payable as Administrative Expenses in accordance with the Priority of Payments.

(b)            An Indemnified Party shall (or with respect to an Indemnified Party other than the Portfolio Manager, the Portfolio Manager shall cause such Indemnified Party to) promptly notify the Indemnifying Party if the Indemnified Party receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Section 10, but failure so to notify the Indemnifying Party (i) shall not relieve such Indemnifying Party from its obligations under Section 10(a) above unless and to the extent that it did not otherwise learn of such action or proceeding and to the extent such failure results in the forfeiture by the Indemnifying Party of substantial rights and defenses to the extent such substantial rights and defenses would otherwise be available under applicable law and (ii) shall not, in any event, relieve the Indemnifying Party of any obligations to any Person entitled to indemnity pursuant to Section 10(a) above other than the indemnification obligations provided for in Section 10(a) above.

(c)            Expenses incurred by the Indemnified Parties in defending any proceeding subject to this Section 10 may, in the Portfolio Manager’s sole discretion, be advanced by the Indemnifying Party prior to any judgment or settlement of such Liabilities (but not during any appeal therefrom) entered by any court of competent jurisdiction which includes a finding that the Indemnified Parties’ conduct constituted bad faith, willful misconduct, gross negligence or reckless disregard of the Portfolio Manager’s obligations hereunder, but only if the Indemnifying Party has received a written commitment by or on behalf of the Indemnified Parties to repay such advances to the extent that, and at such time as, it has been determined by a final, non-appealable judgment or settlement entered by any court of competent jurisdiction that the act or omission of the Indemnified Parties constituted bad faith, willful misconduct, gross negligence or reckless disregard of the Portfolio Manager’s obligations hereunder. Notwithstanding the foregoing (but without overriding Section 10(a)), the Indemnifying Party will not advance any such expenses incurred in any proceeding brought by the Indemnified Parties against the Indemnifying Party (other than in connection with an action brought by the Indemnified Parties to enforce its right to indemnification hereunder).

(d)            Priority of Indemnification.

(i)            Notwithstanding anything to the contrary in this Section 10, to the maximum extent permitted by applicable law, to the extent that the Indemnified Parties are also entitled to be indemnified by, or receive advancement of expenses from, any potential, current or former Asset or an obligor or issuer in respect of any of the Assets (an “Asset Indemnitor”) at which the Indemnified Parties are, were or will be serving as a manager, member, trustee, agent, independent contractor or advisor (an “Asset Indemnitee”) at the request of the Indemnifying Party, the Portfolio Manager or any of its Affiliates, with regards to any such Liabilities, it is intended that (i) such Asset Indemnitor shall be the indemnitor of first resort (i.e., its obligations to the Indemnified Parties are primary and any obligation of the Indemnifying Party (or any Affiliate thereof other than such Asset Indemnitor) to provide indemnification or advancement for the same Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such Liabilities) incurred by the Indemnified Parties is secondary), (ii) the Indemnifying Party’s obligation, if any, to indemnify or advance expenses to the Indemnified Parties who are or were serving at the Indemnifying Party’s request as an Asset Indemnitee shall be reduced by any amount that the Indemnified Parties collect as indemnification or advancement from the applicable Asset Indemnitor and (iii) if the Indemnifying Party (or any Affiliate thereof other than an Asset Indemnitor) pays or causes to be paid, for any reason, any amounts that should have been paid by an Asset Indemnitor, then (x) the Indemnifying Party (or any such Affiliate thereof other than an Asset Indemnitor) shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment and (y) each relevant Indemnified Party shall assign to the Indemnifying Party all of such Indemnified Party’s rights to advancement or indemnification with respect to such payment from or with respect to such Asset Indemnitor.

(ii)            To the extent that any Asset Indemnitor maintains an insurance policy or policies providing liability insurance coverage for any of its Asset Indemnitees, and to the extent that any of the Indemnified Parties serves in any such capacity and coverage may be available in such capacity under such insurance policy or policies, the Indemnified Parties shall request that such Asset Indemnitor cause such insurance policy or policies to be paid and exhausted to cover any Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing) that could be subject to advancement or indemnification hereunder before payment of such Liabilities may be made hereunder or under any director and officer liability insurance policies, general partnership liability insurance policies or other liability insurance policies that may be maintained by or on behalf of the Indemnifying Party or the Portfolio Manager or any of its Affiliates (other than such Asset Indemnitor).

(iii)            Notwithstanding anything to the contrary in this Section 10, to the maximum extent permitted by applicable law, to the extent that an Indemnified Party is also entitled to be indemnified by, or receive advancement of expenses from, the Portfolio Manager or any of its Affiliates (other than the Issuer) (an “Upper Tier Indemnitor”) at which any Indemnified Parties are, were or will be serving as a director, officer, employee, partner, manager, member, trustee, agent or independent contractor (an “Upper Tier Indemnitee”), with regards to any such Liabilities, it is intended that, subject to Section 10(d)(i), (A) the Indemnifying Party shall be the indemnitor of first resort (i.e., its obligations to such Indemnified Parties are primary and any obligation of any Upper Tier Indemnitor to provide indemnification or advancement for the same Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such Liabilities) incurred by such Indemnified Parties are secondary), (B) any Upper Tier Indemnitor’s obligation, if any, to indemnify or advance expenses to any Indemnified Parties who are or were serving as an Upper Tier Indemnitee shall be reduced by any amount that such Indemnified Parties collect as indemnification or advancement from the Indemnifying Party and (C) if any Upper Tier Indemnitor pays or causes to be paid, for any reason, any amounts that should have been paid by the Indemnifying Party, then (x) such Upper Tier Indemnitor shall be fully subrogated to all rights of the relevant Indemnified Party with respect to such payment and (y) each relevant Indemnified Party shall assign to such Upper Tier Indemnitor all of the Indemnified Party’s rights to advancement or indemnification with respect to such payment from or with respect to the Indemnifying Party.

(iv)            In lieu of any indemnification and/or advancement arrangements between the Indemnifying Party and Indemnified Parties, in its capacity as an Asset Indemnitee or Upper Tier Indemnitee, as applicable, the Portfolio Manager or any of its Affiliates may enter into other similar arrangements that they determine necessary or advisable to ensure that Indemnified Parties will remain eligible to be indemnified by, or receive advancement of expenses from the Indemnifying Party, the applicable Asset Indemnitor or the applicable Upper Tier Indemnitor, as applicable.

(e)            The Portfolio Manager may consult with legal counsel, tax advisors, accountants, investment bankers and other advisors, experts and third-party professionals selected by the Portfolio Manager or any Portfolio Manager Affiliate with due care and any act or omission suffered or taken by the Portfolio Manager on behalf of the Issuer or in furtherance of the interests of the Issuer in good faith in reliance upon and in accordance with the advice of such Persons shall be full justification for any such act or omission, and the Portfolio Manager shall be fully protected and not liable to the Issuer in so acting or omitting to act.

(f)            Notwithstanding anything herein or any other Transaction Documents to the contrary, the Portfolio Manager shall have no authority to hold (directly or indirectly), or otherwise obtain possession of, any funds or securities of the Issuer (including Collateral Obligations or Eligible Investments). The Portfolio Manager agrees that any requests or instructions regarding the disbursement of any funds in any Accounts must be made in accordance with the Indenture or other Transaction Documents and must be sent to the Collateral Trustee. Without limiting the foregoing, the Portfolio Manager shall have no authority to (i) sign checks on the Issuer’s behalf, (ii) deduct fees from any Account, (iii) withdraw funds or securities from any Account, or (iv) dispose of funds in any Account for any purpose, in each case other than pursuant to transactions authorized or permitted by the Indenture or other Transaction Documents. Nothing in this Section 10(f) shall prohibit the Portfolio Manager from issuing instructions to the Collateral Trustee or Securities Intermediary to effect or to settle any bills of sale, assignments, agreements and other instruments in connection with any acquisition, investment instruction, sale or other disposition of any Assets of the Issuer as permitted by the Indenture or other Transaction Documents.

(g)            Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the services performed by the Portfolio Manager shall result in or be construed as resulting in an obligation to perform any of the following: (i) the Portfolio Manager acting as an intermediary in securities for the Issuer; (ii) the Portfolio Manager providing investment banking services to the Issuer; (iii) the Portfolio Manager having direct contact with, or soliciting or finding, outside investors to invest in the Issuer or (iv) the Portfolio Manager authorizing or causing the disbursement of money or other assets of the Issuer, except in accordance with this Agreement, the Indenture or any other Transaction Documents or in connection with the acquisition, investment instruction, sale or disposal of the Issuer’s Assets, it being understood that it is the intention of the parties to this Agreement that the Portfolio Manager not take any action through the power of attorney granted hereby that would cause the Portfolio Manager to have custody of the Issuer’s funds or securities within the meaning of Rule 206(4)-2 under the Advisers Act. Without limitation to the foregoing, in no event shall the Portfolio Manager have authority to cause a disbursement (other than in connection with any acquisition, investment instruction, sale or other disposition of any Assets of the Issuer as permitted by the Indenture or other Transaction Documents) by the Issuer except upon the approval of the Issuer’s independent manager.

11.            No Partnership or Joint Venture.

The Issuer and the Portfolio Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them. The Portfolio Manager’s relation to the Issuer shall be deemed to be solely that of an independent contractor.

12.            Term; Termination.

(a)            This Agreement shall commence as of the date first set forth above and shall continue in force until the first of the following occurs: (i) the liquidation of the Assets and the final distribution of the proceeds of such liquidation, in accordance with the Indenture; or (ii) the termination of this Agreement in accordance with Section 12(b) or Section 14 of this Agreement.

(b)            This Agreement may be terminated without cause by the Portfolio Manager, and the Portfolio Manager may resign upon 90 days’ (or such shorter notice period acceptable to the Issuer) prior written notice to the Issuer and the Rating Agency; provided that, notwithstanding the foregoing, the Portfolio Manager may resign and terminate its rights and obligations hereunder at any time if, due to a material change in applicable law or regulation, the performance by the Portfolio Manager of its duties hereunder and under the Indenture would (i) be a violation of such law or regulation or (ii) create an undue burden or expense that would have a materially adverse effect on the Portfolio Manager’s ability to continue to perform its duties and obligations hereunder.

(c)            [Reserved].

(d)            If this Agreement is terminated pursuant to this Section 12, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 8(c), 10, 15 and 31 of this Agreement, which provisions shall survive the termination of this Agreement.

(e)            Subject to Section 12(f), upon any removal or resignation of the Portfolio Manager while the Debt is Outstanding, the Issuer, at the direction of a Majority of the Interests and acting through its independent manager, shall appoint as successor portfolio manager an institution which (i) has demonstrated an ability to professionally and competently perform duties similar to those imposed upon the Portfolio Manager hereunder, (ii) is legally qualified and has the capacity to act as portfolio manager hereunder, as successor to the Portfolio Manager under this Agreement in the assumption of all responsibilities, duties and obligations of the Portfolio Manager hereunder and under the applicable terms of the Indenture, (iii) shall not cause the Issuer or any portion of the pool of Assets to become required to register as an “investment company” under the provisions of the Investment Company Act and (iv) shall not cause the Issuer to be subject to tax on a net basis in any jurisdiction other than its jurisdiction of incorporation.

(f)            No such termination, resignation or removal shall be effective until a successor portfolio manager has been approved by a Majority of the Controlling Class following the designation of such successor by the Issuer (at the direction of a Majority of the Interests) and the delivery by the Issuer of a notice naming and describing the qualifications of the successor portfolio manager to the Holders and the appointment has become effective. Manager Debt may be voted in connection with the approval of any such successor unless the Portfolio Manager has been removed for “cause” pursuant to Section 14. Such successor portfolio manager must be ready and able to assume the duties of the Portfolio Manager within 40 days after the date of such notice of resignation or removal of the Portfolio Manager. If no successor portfolio manager shall have been appointed and approved or an instrument of acceptance by a successor portfolio manager shall not have been delivered to the Portfolio Manager by the later of (a) 30 days after designation of the successor portfolio manager by the Issuer (at the direction of a Majority of the Interests) and the issuance of notice by the Issuer regarding the successor portfolio manager to the Holders or (b) 50 days after the date of notice of resignation or removal of the Portfolio Manager, the resigning or removed Portfolio Manager or the Collateral Trustee, at the direction of the Holders of a Majority of the Controlling Class, may petition a court of competent jurisdiction for the appointment of a successor portfolio manager without the approval of any Holders. No compensation payable to any successor portfolio manager from payments on the Assets shall be greater than that permitted by the Indenture. The Issuer, the Collateral Trustee, the Portfolio Manager and the successor portfolio manager shall take such action consistent with this Agreement and the terms of the Indenture applicable to the Portfolio Manager, as shall be necessary to effectuate any such succession.

13.            Delegation; Assignments.

(a)            The Portfolio Manager shall not assign its rights or obligations under the terms of this Agreement without (a) the prior written consent of a Majority of the Interests (such consent not to be unreasonably withheld, conditioned or delayed), (b) the prior written consent of a Majority of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed) and (c) prior written notice to the Rating Agency; provided, however, that the Portfolio Manager may, with prior notice to the Collateral Trustee and the Rating Agency, assign its responsibilities to any Affiliate without the consent of any Person if the investment management personnel primarily responsible for performing the duties required of the Portfolio Manager under the Portfolio Management Agreement will be the same personnel immediately after such assignment; provided, however, that such assignment shall not (a) relieve the Portfolio Manager of its responsibilities hereunder unless and until such responsibilities have been assumed by the Affiliate and consent of the Issuer has been obtained, if necessary under the Advisers Act or (b) cause the Issuer to be subject to tax on a net basis in any jurisdiction other than its jurisdiction of incorporation.

(b)            Any assignment pursuant to Section 13(a) hereof shall bind the assignee hereunder in the same manner as the Portfolio Manager is bound. In addition, the assignee shall execute and deliver to the Issuer and the Collateral Trustee an appropriate agreement naming such assignee as Portfolio Manager. Upon the execution and delivery of such a counterpart by the assignee, the Portfolio Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations under Section 10 of this Agreement arising prior to such assignment and except with respect to its obligations under Sections 15 and 31 hereof. This Agreement shall not be assigned by the Issuer without the prior written consent of the Portfolio Manager, except in the case of assignment by the Issuer to (i) an entity which is a successor to the Issuer permitted under the Indenture in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Issuer is bound thereunder or (ii) the Collateral Trustee as contemplated by the Granting Clauses and Section 15.1 of the Indenture. In the event of any assignment by the Issuer, the Issuer’s successor shall execute and deliver to the Portfolio Manager such documents as the Portfolio Manager shall consider reasonably necessary to effect fully such assignment. No change in control of the Portfolio Manager, including any change in control resulting from a direct or indirect transfer or hypothecation of voting securities of the Portfolio Manager that constitutes an “assignment” within the meaning of the Advisers Act, shall be treated as an assignment for purposes of this Agreement; provided, however, if there is a change of control of the Portfolio Manager that constitutes an “assignment” for purposes of the Advisers Act at any time when the Portfolio Manager is registered or required to be registered as an investment adviser under the Advisers Act, this Agreement may be continued only with the Issuer’s consent, acting through its independent manager and without the consent of any Holder or other Person. The Portfolio Manager shall give prompt written notice to the Rating Agency of any assignment by the Portfolio Manager of this Agreement.

14.            Termination by the Issuer for Cause.

This Agreement may be terminated and the Portfolio Manager may be removed by the Issuer for cause upon 30 Business Days’ written notice to the Portfolio Manager and the Collateral Trustee with the affirmative vote of the Holders of a Supermajority of all Debt Outstanding voting collectively; provided, however, that in determining whether the Holders of the requisite percentage of Debt have given such vote, any Debt that constitutes Manager Debt shall be disregarded and deemed not to be Outstanding. No such termination or removal shall be effective until the date as of which a successor portfolio manager appointed pursuant to Section 12 shall have agreed in writing to assume all of the Portfolio Manager’s duties and obligations pursuant to this Agreement. For purposes of determining “cause” with respect to termination of this Agreement pursuant to this Section 14, such term shall mean any one of the following events:

(a)            any of the Portfolio Manager is wound up or dissolved or there is appointed over the Portfolio Manager or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Portfolio Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Portfolio Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Portfolio Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Portfolio Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days;

(b)            an Event of Default under Section 5.1(a) of the Indenture has occurred and is continuing primarily as the result of any action or failure to act by the Portfolio Manager, which breach or default is not cured within any applicable cure period;

(c)            (i) an act by the Portfolio Manager that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, as determined pursuant to a final adjudication by a court of competent jurisdiction or (ii) the Portfolio Manager being convicted (after all appeals and the expiration of time to appeal) of a criminal offense materially related to its asset management business; provided that the Portfolio Manager will be deemed to have cured any event of cause pursuant to this clause (c) if the Portfolio Manager terminates or causes the termination of employment with the Portfolio Manager of all individuals who engaged in the conduct constituting cause pursuant to this clause (c); or

(d)            the Portfolio Manager willfully and intentionally violates any material provision of this Agreement or any terms of the Indenture applicable to it, but not including a willful and intentional breach that results from a good faith dispute regarding reasonable alternative courses of action or interpretation under this Agreement or the Indenture, or instructions related thereto (it being understood that failure to meet any Concentration Limitations, Collateral Quality Test or Coverage Tests are not a breach), and (if such violation is capable of being cured) such violation is not cured within 45 days after the Portfolio Manager gives or receives written notice of such violation in accordance with the notification provisions of the Indenture, unless if such breach is not capable of being cured within 45 days, but is capable of being cured within 90 days, the Portfolio Manager has taken such action within the period in which a reasonably prudent person could cure such breach (but in no event more than 90 days).

Notwithstanding the foregoing clauses (b) and (d), it shall not constitute “cause” if, in acquiring or disposing of Collateral Obligations or Eligible Investments on behalf of the Issuer, the Portfolio Manager believes in good faith that such purchase or disposition is in compliance with the requirements under this Agreement and under the Indenture, but it is subsequently determined that such transaction is not so in compliance.

If any of the events constituting “cause” as specified in this Section 14 shall occur, the Portfolio Manager shall give prompt written notice thereof to the Issuer, the Collateral Trustee, the Rating Agency and the Holders upon the Portfolio Manager’s becoming aware of the occurrence of such event.

There is no limitation or restriction on the Portfolio Manager or any of its Affiliates with regard to acting as portfolio manager (or in a similar role) to other parties or Persons. This and other future activities of the Portfolio Manager and/or its Affiliates may give rise to additional conflicts of interest. The Issuer will be subject to various conflicts of interest involving the Portfolio Manager and its Affiliates and clients.

The Issuer will reimburse the Portfolio Manager, to the extent funds are available therefor in accordance with and subject to the limitations contained in the Indenture, for certain of its expenses incurred in connection with the offering of the Debt (including legal fees and expenses).

15.            Action Upon Termination.

(a)            Subject to Section 8(d), from and after the effective date of termination of this Agreement, the Portfolio Manager shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accrued to the date of termination, as provided in Section 8 hereof, and the Portfolio Manager and every other Indemnified Party shall be entitled to receive any amounts owing under Sections 8 and 10 hereof as in effect immediately prior to the effective date of the removal of the Portfolio Manager. Upon termination, the Portfolio Manager shall as soon as practicable:

(i)            deliver to the Issuer all property and documents of the Collateral Trustee or the Issuer or otherwise relating to the Assets then in the custody of the Portfolio Manager; and

(ii)            deliver to the Collateral Trustee an accounting with respect to the books and records delivered to the Collateral Trustee or the successor portfolio manager appointed pursuant to Section 12(e) hereof.

Notwithstanding such termination, the Portfolio Manager shall remain liable for its acts or omissions hereunder as described in Section 10 arising prior to termination and for any expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) in respect of or arising out of a breach of the representations and warranties made by the Portfolio Manager in Section 16(b) hereof or from any failure of the Portfolio Manager to comply with the provisions of this Section 15.

(b)            The Portfolio Manager agrees that, notwithstanding any termination, it shall reasonably cooperate in any Proceeding arising in connection with this Agreement, the Indenture or any of the Assets (excluding any such Proceeding in which claims are asserted against the Portfolio Manager or any Affiliate of the Portfolio Manager) upon receipt of appropriate indemnification and expense reimbursement.

(c)            In connection with any termination of the Portfolio Manager pursuant to Section 14 or otherwise, the Issuer shall as soon as reasonably practical (but in no event later than 30 days after such resignation or removal) and at its own expense, change its name to remove any reference to “Franklin Square”, “FS”, “FS Investments”, “KKR”, “FS KKR” or any such name, trademark, similar name or any derivation thereof or related reference thereto and no further use of any such name, trademark, any similar name or derivation thereof will be permitted by the Issuer, the successor portfolio manager or any other Person in relation to the activities of the Issuer without the prior consent of FSK.

16.            Representations and Warranties.

(a)            The Issuer hereby represents and warrants to the Portfolio Manager as follows:

(i)            The Issuer has been duly formed and is validly existing under the laws of the State of Delaware, has the full limited liability company power and authority to own its assets and the investments proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture or the Debt would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(ii)            The Issuer has and at the time of execution of the respective agreements, issue of Debt shall have full limited liability company power and authority to execute, deliver and perform this Agreement, the Indenture and the Debt and all obligations required hereunder or thereunder and (A) has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement, and (B) by the Closing Date will have taken all necessary action to authorize the Indenture and the Debt on the terms and conditions thereof and will have taken all necessary action to authorize the execution, delivery and performance of the Indenture and the Debt and the performance of all obligations imposed upon it hereunder and thereunder. No consent of any other Person including, without limitation, members, manager (or other applicable governing body) and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture and the issuance and incurrence, as applicable, of the Debt, is required by the Issuer in connection with this Agreement or the Debt or the execution, delivery, performance, validity or enforceability of this Agreement or the Debt or the obligations imposed upon it hereunder or thereunder. This Agreement constitutes, and each instrument or document required hereunder or thereunder, when executed and delivered hereunder or thereunder, shall constitute, the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)            The execution, delivery and performance of this Agreement and the documents and instruments required hereunder do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on or applicable to the Issuer, or the Governing Instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(iv)            The Issuer is not in violation of its Governing Instruments or in breach or violation of or in default under the Indenture or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the performance by the Issuer of its duties hereunder.

(v)            True and complete copies of the Indenture and the Issuer’s Governing Instruments have been delivered to the Portfolio Manager.

(vi)            The Issuer is not required to be registered as an investment company under the Investment Company Act.

(vii)            The information contained in the Offering Circular (other than the Portfolio Manager Information) as of the date thereof does not and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made as to statements in or omissions from the Portfolio Manager Information.

The Issuer agrees to deliver a true and complete copy of each and every amendment to the documents referred to in Section 16(a)(v) above to the Portfolio Manager as promptly as practicable after its adoption or execution.

(b)            The Portfolio Manager hereby represents and warrants to the Issuer as follows:

(i)            The Portfolio Manager is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Maryland and has full corporate power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified as a corporation and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Portfolio Manager or on the ability of the Portfolio Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture which are applicable to the Portfolio Manager.

(ii)            The Portfolio Manager has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and under the terms of the Indenture which are applicable to the Portfolio Manager, and the Portfolio Manager has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture which are applicable to the Portfolio Manager. No consent of any other Person, including, without limitation, creditors of the Portfolio Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Portfolio Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement or the obligations required hereunder or under the terms of the Indenture which are applicable to the Portfolio Manager. This Agreement has been, and each instrument and document required hereunder or under the terms of the Indenture shall be, executed and delivered by a duly authorized officer of the Portfolio Manager, and this Agreement constitutes, and each instrument and document required hereunder or under the terms of the Indenture when executed and delivered by the Portfolio Manager shall constitute, the legally valid and binding obligation of the Portfolio Manager enforceable against the Portfolio Manager in accordance with its terms, subject, as to enforcement, to (a) the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Portfolio Manager and (b) general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(iii)            The execution, delivery and performance of this Agreement and the provisions of the Indenture applicable to the Portfolio Manager and the documents and instruments required hereunder or under the terms of the Indenture do not violate any provision of any existing law or regulation binding on or applicable to the Portfolio Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Portfolio Manager, or the Governing Instruments of, or any securities issued by the Portfolio Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Portfolio Manager is a party or by which the Portfolio Manager or any of its assets is or may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Portfolio Manager or its ability to perform its obligations under this Agreement.

(iv)            There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the knowledge of the Portfolio Manager, threatened that, if determined adversely to the Portfolio Manager, would have a material adverse effect upon the performance by the Portfolio Manager of its duties under, or on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Portfolio Manager.

(v)            The Portfolio Manager is not in violation of its Governing Instruments or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Portfolio Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Portfolio Manager, or the performance by the Portfolio Manager of its duties hereunder or thereunder.

(vi)            The Portfolio Manager Information does not purport to provide the scope of disclosure required to be included in a prospectus with respect to a registrant in connection with the offer and sale of securities of such registrant registered under the Securities Act. Within such scope of disclosure, however, as of the date of the Offering Circular and the Closing Date, the Portfolio Manager Information stated therein is true in all material respects and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

17.            Non-Exclusivity.

The services of the Portfolio Manager to the Issuer are not to be deemed exclusive and the Portfolio Manager shall be free to render portfolio management, investment management or other management services to other Persons (including Affiliates, investment companies and clients having objectives similar to those of the Issuer).

18.            [Reserved].

19.            Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by telecopy or email) and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, by hand delivery or by courier servicer, or, in the case of telecopy notice or email, when received in legible form, addressed as set forth below:

(a)            If to the Issuer:

KKR – FSK CLO 3 LLC

3025 JFK Blvd.

Suite #500

Philadelphia, PA 19104

Attention: William Goebel;

Email: FSIC_Team@fsinvestments.com; credit.notices@fsinvestments.com;

portfolio.finance@fsinvestments.com

(b)            If to the Portfolio Manager:

FS KKR Capital Corp.

3025 JFK Blvd.

Suite #500

Philadelphia, PA 19104

Attention: William Goebel;

Email: FSIC_Team@fsinvestments.com; credit.notices@fsinvestments.com;

portfolio.finance@fsinvestments.com

(c)            If to the Collateral Trustee:

U.S. Bank Trust Company, National Association
8 Greenway Plaza, Suite 1100

Houston, Texas 77046

Attention: Global Corporate Trust – KKR – FSK CLO 3 LLC

Email: kkr.team@usbank.com

(d)            If to S&P:

CDO_Surveillance@spglobal.com

(e)            If to the Holders:

At their respective addresses as set forth in the security register.

(f)            If to any Hedge Counterparties, if any Hedge Agreement shall be entered into after the date of execution of this Agreement in accordance with the Indenture:

At their respective addresses set forth in the relevant Hedge Agreement.

Any party may alter the address or telecopy number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

20.            Binding Nature of Agreement; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

21.            Entire Agreement; Amendments.

(a)            This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(b)            This Agreement may be amended or modified by an agreement in writing executed by the parties hereto, and with the consent of a Majority of any Class of Debt materially and adversely affected thereby, if any; provided, that no consent of any Holder shall be required for amendments made to (i) conform to changes in applicable law or to comply with any rule or regulation applicable to the Issuer, the Portfolio Manager or this Agreement, (ii) correct any inconsistency, or cure any ambiguity, omission or manifest errors in this Agreement or (iii) conform the provisions of this Agreement to the Offering Circular or the Indenture. Prior notice of any such amendment to this Agreement will be provided to the Rating Agency.

22.            Conflicts with the Indenture.

In the event that this Agreement requires any action to be taken with respect to any matter and the Indenture requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Indenture in respect thereof shall control.

23.            Subordination; Consent to Assignment.

The Portfolio Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Portfolio Manager agrees to be bound by the provisions of, Articles V, XI, XIII and XV of the Indenture as if the Portfolio Manager were a party to the Indenture and each of the Portfolio Manager and the Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

24.            Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

25.            Indulgences Not Waivers.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

26.            Costs and Expenses.

The reasonable costs and expenses (including the fees and disbursements of counsel and accountants) incurred by the Portfolio Manager in connection with the negotiation and preparation of and the execution of this Agreement, and all matters incident thereto, shall be borne by the Issuer.

27.            Titles Not to Affect Interpretation.

The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

28.            Execution in Counterparts.

This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

29.            Provisions Separable.

In case any provision in this Agreement shall be invalid, illegal or unenforceable as written, such provision shall be construed in the manner most closely resembling the apparent intent of the parties with respect to such provision so as to be valid, legal and enforceable; provided, however, that if there is no basis for such a construction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability and, unless the ineffectiveness of such provision destroys the basis of the bargain for one of the parties to this Agreement, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

30.            Number and Gender.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

31.            Limited Recourse; Non-Petition.

Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, payable solely from the Assets and only to the extent of funds available from time to time in accordance with the Priority of Payments, and following exhaustion of such amounts, all obligations of the Issuer and any claims of the Portfolio Manager hereunder shall be extinguished and shall not thereafter revive. The Portfolio Manager further agrees (i) not to take any action in respect of any claims hereunder against any officer, director, employee, administrator or shareholder of the Issuer and (ii) not to institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding-up or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws until at least one year (or, if longer, the applicable preference period then in effect) and one day, after payment in full of all Debt issued and incurred, as applicable, under the Indenture; provided, however, that nothing in this Section 31(ii) shall preclude, or be deemed to estop, the Portfolio Manager (A) from taking any action prior to the expiration of the applicable preference period in (x) any case or proceeding voluntarily filed or commenced by the Issuer or (y) any involuntary insolvency proceeding filed or commenced against the Issuer by a Person other than the Portfolio Manager, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation proceeding.

32.            No Waiver of Non-Waivable Rights.

It is understood that certain provisions of this Agreement may serve to limit the potential liability of the Portfolio Manager. The Issuer has had the opportunity to consult with the Portfolio Manager as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. It is further understood that certain applicable laws including, but not limited to, the Advisers Act may impose liability or allow for legal remedies even where the Portfolio Manager has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Portfolio Management Agreement as of the date first written above.

KKR – FSK CLO 3 LLC,
as Issuer

By: FSK KKR Capital Corp., its designated manager

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

[Portfolio Management Agreement]

FS KKR CAPITAL CORP.,
    as Portfolio Manager

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

[Portfolio Management Agreement]